Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT is made and entered into as of the 1st day of May 2007, by and between UTAH STATE RETIREMENT INVESTMENT FUND, a common trust fund created pursuant to the statutes of the State of Utah (“Seller”), and LEXINGTON REALTY TRUST (f/k/a as Lexington Corporate Properties Trust), a Maryland statutory real estate investment trust (“Purchaser”).

WITNESSETH

WHEREAS, Seller and Purchaser constitute all of the members of Triple Net Investment Company LLC, a Delaware limited liability company (the “Company”) and are party to that certain Limited Liability Company Agreement of the Company, dated as of April 22, 2004, between Purchaser and Seller, as amended by that certain First Amendment to Limited Liability Company Agreement of the Company, dated as of December 22, 2004, between Purchaser and Seller, and as further amended by that certain Second Amendment to Limited Liability Company Agreement, dated as of April 30, 2007, between Purchaser and Seller (the “Operating Agreement”);

WHEREAS, Seller and Purchaser constitute all of the limited partners and the Company is the sole general partner of Triple Net Investment L.P., a Delaware limited partnership (the “Partnership”) and are party to that certain Agreement of Limited Partnership of the Partnership, dated as of December 8, 2004, between Purchaser, the Company and Seller, as amended by that certain First Amendment to Agreement of Limited Partnership of the Partnership, dated as of April 30, 2007, between Purchaser and Seller (the “Partnership Agreement”);

WHEREAS, subject to the terms and provisions set forth below, Seller desires to sell and Purchaser desires to acquire all of Seller’s right, title and interest in and to the Company and the Partnership (the “Interest”):

NOW, THEREFORE, it is hereby agreed, by and between the parties hereto, as follows:

ARTICLE FIRST

PURCHASE AND SALE

1.1          Purchase and Sale.        Subject to the terms and conditions of this Agreement, Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser and Purchaser hereby purchases from Seller, the Interest, including without limitation, all rights and interests (economic and otherwise), duties, liabilities and obligations attendant thereto (whether under the Operating Agreement, the Partnership Agreement or otherwise), and all future, as well as accrued and unpaid, distributions and/or other payments to which Seller is entitled in connection therewith, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, other than the terms, covenants and provisions of this Agreement.

                 1.2         Payment of the Purchase Price.           Subject to the terms and conditions, and in reliance upon the representations and warranties, Purchaser hereby purchases the Interest from Seller for an aggregate cash purchase price of FORTY SEVEN MILLION EIGHT HUNDRED EIGHTY FIVE THOUSAND NINE HUNDRED SEVENTY EIGHT DOLLARS and xx/100 ($47,885,987) (the “Purchase Price”). The Purchase Price shall be payable in cash by delivery of immediately available funds upon execution of this Agreement by Seller and Purchaser in accordance with the instructions set forth on Schedule 1 hereto and delivery of (i) an Assignment of Membership Interest in the form attached as Exhibit A hereto executed by Seller and Purchaser and (ii) an Assignment of Partnership Interest in the form attached as Exhibit B hereto executed by Seller and Purchaser.

1.3         Distribution.        Purchase and Seller acknowledge that it is a condition to the consummation of the transactions contemplated hereby that immediately prior to the consummation of the transactions contemplated hereby that (i) the Company make a distribution to Seller by wire transfer in accordance with the wire instructions set forth on Schedule 2 hereto in the amount of $21,244,518, which distribution shall be in partial redemption of the Seller’s interest in the Company all in accordance with the terms of the Operating Agreement and (ii) the Partnership make a distribution to Seller by wire transfer in accordance with the wire instructions set forth on Schedule 2 hereto in the amount of $13,501,750, which distribution shall be in partial redemption of the Seller’s interest in the Partnership all in accordance with the terms of the Partnership Agreement.

ARTICLE SECOND

REPRESENTATIONS AND WARRANTIES

The Seller hereby represents and warrants to Purchaser that:

2.1          Due Organization. The Seller has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

2.2          Due Authorization. The Seller has full power and authority to own and assign the Interest and to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement have been duly and validly approved by all necessary action and no other actions or proceedings on the part of Seller are necessary to authorize this Agreement or the transactions contemplated hereby and thereby. No consent, waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any governmental instrumentality or any individual, corporation, partnership or other entity (each, a “Person”) is required to be made, obtained, or given by Seller in connection with the execution, delivery, and performance of this Agreement and the transactions contemplated hereby or, if required, such consent or action has been obtained or taken. This Agreement constitutes, and the documents executed pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of Seller enforceable against it in accordance with its terms.

2.3          Conflicts. The execution and delivery of this Agreement, and the performance by Seller under this Agreement, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of Seller’s constituent documents, any judgment, order or decree of any governmental authority binding on Seller, and, to Seller’s knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority. The execution, delivery and performance by Seller under this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller is bound or to which the Interest is subject. The Seller has not granted any rights, options, rights of first refusal, or any other agreements of any kind, which are currently in effect, to purchase or to otherwise acquire the Interest or any part thereof or any interest therein, except for rights under this Agreement.

2.4          Interest. The Seller holds title to the Interest free and clear of any liens, claims or other encumbrances. The Seller has not, directly or indirectly, sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any right, title or interest in and to the Interest; there are no outstanding warrants, options, rights, agreements (other than the Operating Agreement and the Partnership Agreement), calls or other commitments to which Seller (directly or indirectly) is a party relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any direct or indirect interest in, the Interest. The Seller has the absolute right, power and capacity, to sell, assign, convey, transfer and deliver the Interest as contemplated by this Agreement, free and clear of any liens, claims or other encumbrances.

2.5          Litigation. To Seller’s knowledge, there is no action, suit or proceeding pending or threatened against the Interest with respect to which if adversely determined (i) individually or in the aggregate, would have a material adverse affect on Seller, (ii) would restrain or enjoin the consummation of the transactions contemplated by this Agreement, (iii) have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby, (iv) declare unlawful the transactions or events contemplated by this Agreement or (v) cause any of such transactions to be rescinded.

2.6         No Brokers or Other Fees.    No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE THIRD

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that:

3.1          Due Organization. The Purchaser has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted.

3.2          Due Authorization. The Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement have been duly and validly approved by all necessary limited company action and no other actions or proceedings on the part of Purchaser are necessary to authorize this Agreement or the transactions contemplated hereby and thereby. No consent, waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any governmental instrumentality or any Person is required to be made, obtained, or given by Purchaser in connection with the execution, delivery, and performance of this Agreement and the transactions contemplated hereby or, if required, such consent or action has been obtained or taken. This Agreement constitutes, and the documents executed pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of Purchaser enforceable against it in accordance with its terms.

3.3          Conflicts. The execution and delivery of this Agreement, and the performance by Purchaser under this Agreement, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of Purchaser’s constituent documents, any judgment, order or decree of any governmental authority binding on Purchaser, and, to Purchaser’s knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority. The execution, delivery and performance by Purchaser under this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound.

3.4          Litigation. To Purchaser’s knowledge, there is no action, suit or proceeding pending or threatened against the Interest with respect to which if adversely determined (i) individually or in the aggregate, would have a material adverse affect on Purchaser, (ii) would restrain or enjoin the consummation of the transactions contemplated by this Agreement, (iii) have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby, (iv) declare unlawful the transactions or events contemplated by this Agreement or (v) cause any of such transactions to be rescinded.

3.5         No Brokers or Other Fees.    No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement.

3.6         Investment Representation.        Purchaser (1) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the Interest and it is able to bear the economic risk of a loss of an investment in the Interest and (2) is not acquiring any of the Interest with a view to the distribution of the Interest or any present intention of offering or selling any of the Interest in a transaction that would violate the Securities Act of 1933, as amended, or the securities laws of any state or any other applicable jurisdiction. Purchaser is not relying on Seller (or any agent, representative or affiliate of Seller) with respect to legal, tax, accounting, financial and other economic considerations involved in connection with the transactions contemplated hereby, including an investment in the Interest. Purchaser has carefully considered and has, to the extent it believes such discussion is necessary, discussed with its legal, tax, accounting, financial and other advisors the suitability of its proposed investment in the Interest.

ARTICLE FOURTH

INDEMNIFICATION

4.1          Seller’s Indemnity. The Seller agrees to indemnify, defend and hold Purchaser, its affiliates and the Company harmless of and from any liability, claim, demand, loss, expense or damage (collectively, “Loss”) suffered by any such indemnitee (1) arising from any act or omission of, or any breach of obligations by Seller, or an agent, employee or contractor of the foregoing, occurring during Seller’s period of ownership of the Interest before the date hereof; (2) arising from any breach or inaccuracy of Seller’s representations and warranties in Article SECOND or (iii) arising from Seller’s failure to comply with any of its covenants contained herein including, without limitation, Section 1.4 hereof.

4.2          Purchaser’s Indemnity. The Purchaser agrees to indemnify, defend and hold Seller and its affiliates harmless of and from any Loss suffered by any such indemnitee arising from (i) any breach or inaccuracy of Purchaser’s representations and warranties in Article THIRD or (ii) Purchaser’s failure to comply with any of its covenants contained herein including, without limitation, Section 1.4 hereof.

4.3          Survival. The indemnities set forth in this Article FOURTH shall survive the consummation of the transactions contemplated hereby for a period of one year (or, in the event a claim is made by any indemnitee within such one year period, until such claim is resolved, if later).

4.4          Procedure. The following provisions govern all actions for indemnity under this Article FOURTH and any other provision of this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the before written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

ARTICLE FIFTH

MISCELLANEOUS

5.1          Survival. The representations and warranties contained in this Agreement and the provisions of this Agreement shall survive the closing of the transactions contemplated hereby and shall not be deemed to be merged into or waived by the instruments of such closing.

5.2          Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

5.3          Entire Agreement; Amendment. This Agreement, including the other documents referred to herein or furnished pursuant hereto, constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein; provided, that nothing in this Section 5.3 shall have any effect on any other agreements. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

5.4          Effect of Investigation. Except as otherwise expressly provided herein, any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of any party hereto shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by such party.

5.5          Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile, telegram, telecopy or telex, addressed as follows:

(i)	If to Purchaser:

Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, New York 10119-4015

Attention: Chief Executive Officer

Telephone No.: (212) 692-7200

with a copy to:

Post Heymann & Koffler LLC

Two Jericho Plaza

Wing A, Suite 211

Jericho, New York 11753

Attention: David J. Heymann, Esq.

Telephone No.: (516) 681-3636

Fax No.: (212) 230-7747

(ii)	If to Utah:

Utah State Retirement Investment Fund

540 East 200 South, Fourth Floor

Salt Lake City, UT 84012

Attention: Devon W. Olsen

Telephone No.: (801) 366-7377

Fax No.: (801) 328-7377

Ray Quinney & Nebeker P.C.

36 South State Street

Suite 1400

Salt Lake City, Utah 84111

Attention: Ira B. Rubinfeld

Telephone No.: (801) 323-3354

Fax No.: (801) 532-7543

and

AEW Capital Management, L.P.

World Trade Center East

Two Seaport Lane

Boston, MA 02210

Attention: Chris Kazantis

Telephone No.: (617) 261-9360

Fax No.: (617) 261-9555

Notices may be given by counsel to the parties. Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be hand delivered, sent, mailed, faxed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the confirmation receipt (with respect to a facsimile), or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

5.6          Waivers. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege to be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

5.7          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.8          Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claim or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the choice of law rules thereof) except for actions affecting title to real property, in which case the laws of the State in which the real property is located shall apply.

5.9          Assignment. No party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto.

5.10        No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer any third party benefit.

5.11        Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

5.12        Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PROVISIONS OF THIS SECTION 9.12 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Real Estate Acquisition Agreement to be duly executed on their behalf as of the date first above written.

LEXINGTON REALTY TRUST, a Maryland statutory real estate investment trust

By:	/s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title: Chief Executive Officer

UTAH STATE RETIREMENT INVESTMENT FUND, a common trust fund created pursuant to the statutes of the State of Utah

By:	/s/ Devon W. Olson

Name: Devon W. Olson

Title: Director – Real Estate

Schedule 1

PURCHASE PRICE WIRE INSTRUCTIONS

$46,229,451 to be wired to Seller in accordance with the following instructions:

Bank:	The Northern Trust Company, Chicago IL
ABA #:	071000152
For the account of:	Master Trust Cash Processing
Account #:	5186061000

Further Credit Account No. 26-00455 URSYS-Cash, Utah Retirement Systems

$1,656,536 to be wired to AEW Capital Management, L.P. in accordance with the following instructions:

Bank:	JP Morgan Chase
ABA #:	021000021
For the account of:	AEW Capital Management
Account #:	230159060
Attn: Kent Wittler 617-261-9207

Schedule 2

DISTRIBUTION WIRE INSTRUCTIONS

$21,244,518 and $13,501,750 to be wired to Seller by the Company and the Partnership, respectively, in accordance with the following instructions:

Bank:	The Northern Trust Company, Chicago IL
ABA #:	071000152
For the account of:	Master Trust Cash Processing
Account #:	5186061000

Further Credit Account No. 26-00455 URSYS-Cash, Utah Retirement Systems

Exhibit A

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (this “Assignment”) is given as of the 1st day of May 2007, by and between UTAH STATE RETIREMENT INVESTMENT FUND, a common trust fund created pursuant to the statutes of the State of Utah (“Assignor”), and LEXINGTON REALTY TRUST, a Maryland statutory real estate investment trust (“Assignee”).

BACKGROUND

A.            Pursuant to that certain Purchase Agreement, dated of even date herewith (the “Purchase Agreement”), between Assignor and Assignee, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to Triple Net Investment Company LLC, a Delaware limited liability company (the “Company”). Such interest being assigned is hereinafter referred to as the “Assigned Interest”;

B.           Assignor and Assignee desire to evidence the assignment of the Assigned Interest by Assignor and provide for the assumption of the Assigned Interest by Assignee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.            Background.      The background set forth above is hereby incorporated in this Assignment and forms a part hereof.

2.            Assignment.        Assignor hereby sells, transfers, assigns, conveys, sets over and confirms all of the Assigned Interest, and all of Assignor’s right, title and interest in, to and under the same, including without limitation, all rights and interests (economic and otherwise), duties, liabilities and obligations attendant thereto (whether under the Operating Agreement (as defined in the Purchase Agreement) or otherwise), and all future, as well as all accrued and unpaid, management and/or other fees, distributions and/or other payments to which Assignor is or may become entitled, with respect to the Assigned Interest, unto the Assignee, free and clear of all liens, claims, charges or encumbrances of any kind or nature whatsoever other than the terms, covenants and provisions of the Operating Agreement and this Agreement. Assignor hereby acknowledges and agrees that from and after the date hereof, Assignor shall have no further interest in, or claim against, the Company.

3.            Assumption.       Assignee hereby accepts the assignment by Assignor of all of Assignor’s right, title and interest in, to and under the Assigned Interest and assumes, as of the date hereof, all of the obligations of Assignor with respect to the Assigned Interest, and agrees to be bound by the terms of the Operating Agreement as in effect from time to time. For the avoidance of doubt, Assignee has not, and this Assignment is not intended to evidence, the assumption by Assignee of any of the obligations or liabilities of a holder of the Assigned

Interest arising on or prior to the date hereof, all of which shall remain the responsibility of the Assignor.

4.            Governing Law. This Assignment shall be governed by and construed under the laws of the State of New York, without respect to principles governing conflict of laws.

5.            Successors and Assigns.          This Assignment shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of the parties hereto.

6.            Counterparts.                    This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one document.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

LEXINGTON REALTY TRUST, a Maryland statutory real estate investment trust

By:

Name: T. Wilson Eglin

Title: Chief Executive Officer

UTAH STATE RETIREMENT INVESTMENT FUND, a common trust fund created pursuant to the statutes of the State of Utah

By:

Name: Devon W. Olson

Title: Director – Real Estate

Exhibit B

ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST (this “Assignment”) is given as of the 1st day of May 2007, by and between UTAH STATE RETIREMENT INVESTMENT FUND, a common trust fund created pursuant to the statutes of the State of Utah (“Assignor”), and LEXINGTON REALTY TRUST, a Maryland statutory real estate investment trust (“Assignee”).

BACKGROUND

A.            Pursuant to that certain Purchase Agreement, dated of even date herewith (the “Purchase Agreement”), between Assignor and Assignee, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to Triple Net Investment L.P., a Delaware limited partnership (the “Partnership”). Such interest being assigned is hereinafter referred to as the “Assigned Interest”;

B.           Assignor and Assignee desire to evidence the assignment of the Assigned Interest by Assignor and provide for the assumption of the Assigned Interest by Assignee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.            Background.      The background set forth above is hereby incorporated in this Assignment and forms a part hereof.

2.            Assignment.        Assignor hereby sells, transfers, assigns, conveys, sets over and confirms all of the Assigned Interest, and all of Assignor’s right, title and interest in, to and under the same, including without limitation, all rights and interests (economic and otherwise), duties, liabilities and obligations attendant thereto (whether under the Partnership Agreement (as defined in the Purchase Agreement) or otherwise), and all future, as well as all accrued and unpaid, management and/or other fees, distributions and/or other payments to which Assignor is or may become entitled, with respect to the Assigned Interest, unto the Assignee, free and clear of all liens, claims, charges or encumbrances of any kind or nature whatsoever other than the terms, covenants and provisions of the Partnership Agreement and this Agreement. Assignor hereby acknowledges and agrees that from and after the date hereof, Assignor shall have no further interest in, or claim against, the Partnership.

3.            Assumption.       Assignee hereby accepts the assignment by Assignor of all of Assignor’s right, title and interest in, to and under the Assigned Interest and assumes, as of the date hereof, all of the obligations of Assignor with respect to the Assigned Interest, and agrees to be bound by the terms of the Partnership Agreement as in effect from time to time. For the avoidance of doubt, Assignee has not, and this Assignment is not intended to evidence, the assumption by Assignee of any of the obligations or liabilities of a holder of the Assigned

Interest arising on or prior to the date hereof, all of which shall remain the responsibility of the Assignor.

4.            Governing Law. This Assignment shall be governed by and construed under the laws of the State of New York, without respect to principles governing conflict of laws.

5.            Successors and Assigns.          This Assignment shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of the parties hereto.

6.            Counterparts.                    This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one document.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

LEXINGTON REALTY TRUST, a Maryland statutory real estate investment trust

By:

Name:

Title:

UTAH STATE RETIREMENT INVESTMENT FUND, a common trust fund created pursuant to the statutes of the State of Utah

By:

Name:

Title: